UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-12

                             Four Oaks Fincorp, Inc.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             Four Oaks Fincorp, Inc.


                                ___________, 2008




Dear Shareholder:

      Accompanying this letter is the Notice of Annual Meeting, Proxy Statement, Summary 2007 Annual Report to Shareholders and proxy for Four Oaks Fincorp, Inc.'s Annual Meeting. Whether or not you plan to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your proxy card to vote by one of the following methods: (1) by telephone, by calling the toll-free telephone number printed on your proxy card; (2) over the Internet, by accessing the website address printed on your proxy card; or (3) by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope. If you do attend, you can revoke your proxy and vote in person.

      The Annual Meeting will begin at 7:00 p.m. on ______, April __, 2008, in the cafeteria of Four Oaks Elementary School, located at 180 West Hatcher Street, Four Oaks, North Carolina. At the Annual Meeting, our shareholders will elect the board of directors for the coming year, vote on an amendment to the Articles of Incorporation increasing the number of authorized shares of our company's common stock from 10,000,000 to 20,000,000, and transact any other business properly brought before the meeting.

      In compliance with applicable regulations, our company's financial statements and other required disclosures are presented in the Annual Report on Form 10-K, a copy of which follows the Proxy Statement, and which reflects our company's financial condition as of December 31, 2007.

      As mentioned above, we also have included a Summary 2007 Annual Report to Shareholders that contains additional information about our company, including a financial summary, a letter from me to our shareholders, and selected financial data.

      As always, we hope to see you at the Annual Meeting, and please remember to vote your shares as directed on your proxy card provided as soon as possible.

                                Sincerely yours,


                                Ayden R. Lee, Jr.
                                Chairman, Chief Executive Officer,
                                and President

                             FOUR OAKS FINCORP, INC.

                                6114 US 301 South
                         Four Oaks, North Carolina 27524
      ---------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            ________, ______ __, 2008
      ---------------------------------------------------------------------

      You are cordially invited to attend the Annual Meeting of Shareholders of Four Oaks Fincorp, Inc., which will be held on ______, April __, 2008 at 7:00 p.m., local time, in the cafeteria of Four Oaks Elementary School, located at 180 West Hatcher Street, Four Oaks, North Carolina, for the following purposes:

          (1) To elect the persons listed in the accompanying Proxy Statement to the board of directors of Four Oaks Fincorp, Inc.;

          (2) To approve an amendment to the articles of incorporation increasing the number of authorized shares of our company's common stock from 10,000,000 shares to 20,000,000 shares; and

          (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record at the close of business on March 3, 2008 are entitled to notice of and to vote at the Annual Meeting and any and all adjournments thereof.

     A copy of the Annual Report on Form 10-K, containing financial statements of Four Oaks Fincorp, Inc., for the year ended December 31, 2007, is enclosed herewith.

     YOUR VOTE IS VERY IMPORTANT. A PROXY CARD IS ENCLOSED FOR THE CONVENIENCE OF THOSE SHAREHOLDERS WHO DO NOT PLAN TO ATTEND THE ANNUAL MEETING IN PERSON BUT DESIRE TO HAVE THEIR SHARES VOTED. IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, OR VOTE VIA THE INTERNET OR TELEPHONE AS PROVIDED ON THE PROXY CARD. IF YOU RETURN YOUR CARD OR VOTE OVER THE INTERNET OR TELEPHONE AND LATER DECIDE TO ATTEND THE ANNUAL MEETING IN PERSON OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS VOTED.

                              By Order of the Board of Directors

                              Ayden R. Lee, Jr.
                              Chairman, Chief Executive Officer, and
                              President
______ _, 2008

                            FOUR OAKS FINCORP, INC.

                               6114 US 301 South
                        Four Oaks, North Carolina 27524

                                PROXY STATEMENT

      This Proxy Statement, accompanying proxy card, Notice of Annual Meeting of Shareholders, and Summary 2007 Annual Report to Shareholders are being mailed to shareholders on or about April 7, 2008 by Four Oaks Fincorp, Inc. in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held in the cafeteria of Four Oaks Elementary School, located at 180 West Hatcher Street, Four Oaks, North Carolina on _______, April __, 2008 at 7:00 p.m., local time, and at all adjournments thereof. All expenses incurred in connection with this solicitation will be paid by us. In addition to solicitation by mail, certain of our officers, directors, and regular employees, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication, or other means.

                                 ANNUAL MEETING

Purposes of the Annual Meeting

      The principal purposes of the annual meeting are to: (i) elect eight (8) nominees to our board of directors; (ii) approve an amendment to the articles of incorporation increasing the number of authorized shares of our common stock from 10,000,000 shares to 20,000,000 shares; and (iii) transact such other business as may properly come before the annual meeting or any adjournments thereof. Our board of directors knows of no matters other than those stated above to be brought before the annual meeting or any adjournments thereof. Nonetheless, the proxyholders named on the enclosed proxy card may vote in accordance with the instructions of the board of directors or, in the absence thereof, in accordance with their discretion, on any other matter properly presented for action of which the board of directors is not now aware.

How You Can Vote

      You may vote shares by proxy or in person using one of the following methods:

     o Voting by Telephone. You may vote using the directions on your proxy card by calling the toll-free telephone number printed on the card. The deadline for voting by telephone is _____, April __, 2008, at 3:00 a.m. Eastern time. If you vote by telephone, you need not return your proxy card.

     o Voting by Internet. You may vote over the Internet using the directions on your proxy card by accessing the website address printed on the card. The deadline for voting over the Internet is ______, April __, 2008 at 3:00 a.m. Eastern time. If you vote over the Internet, you need not return your proxy card.

     o Voting by Proxy Card. You may vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by _____, April __, 2008.

Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised. Proxies may be revoked by:

     o    filing a written notice of revocation with our corporate secretary;

     o duly executing a subsequent proxy and filing it with our corporate secretary before the revoked proxy is exercised;

     o timely submitting new voting instructions by telephone or over the Internet as described above; or

     o    attending the annual meeting and voting in person.

     If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted in favor of the proposals set forth in the accompanying "Notice of Annual Meeting of Shareholders."

Record Date

     Our board of directors has fixed the close of business on March 3, 2008 as the record date for determination of shareholders entitled to receive notice of and to vote at the annual meeting and all adjournments thereof. As of the close of business on March 3, 2008, we had 6,207,191 shares of common stock outstanding.

Voting Rights

     On all matters to come before the Annual Meeting, each holder of common stock will be entitled to one (1) vote for each share held. Shareholders do not have the right to vote cumulatively in electing directors.

How You Can Vote Shares Held by a Broker or Other Nominee

     If your shares are held by a broker, bank, custodian or other nominee, you may have received a voting instruction form with this Proxy Statement instead of a proxy card. The voting instruction form is provided on behalf of the broker or other nominee to permit you to give directions to the broker or nominee on how to vote your shares. Please refer to the voting instruction form or contact the broker or nominee to determine the voting methods available to you.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of March 3, 2008 regarding shares of our common stock beneficially owned by: (i) each director;
(ii) each director nominee; (iii) each executive officer named in the Summary Compensation Table in this Proxy Statement; and (iv) all current directors and executive officers as a group. The business address for each of the persons listed below is 6114 US 301 South, Four Oaks, North Carolina 27524. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that such power may be shared with a spouse. Fractional share amounts are rounded off to the nearest whole number.

            Name of               Amount and Nature of      Percent of Class(1)
        Beneficial Owner          Beneficial Ownership(1)
-------------------------------- ------------------------ ----------------------
Ayden R. Lee, Jr.(2)                       171,263                   2.8%
-------------------------------- ------------------------ ----------------------
Paula Canaday Bowman(3)                     71,465                   1.2%
-------------------------------- ------------------------ ----------------------
William J. Edwards(4)                       33,023                     *
-------------------------------- ------------------------ ----------------------
Warren L. Grimes(5)                         23,378                     *
-------------------------------- ------------------------ ----------------------
Percy Y. Lee(6)                             62,989                   1.0%
-------------------------------- ------------------------ ----------------------
Dr. R. Max Raynor, Jr.(7)                    7,449                     *
-------------------------------- ------------------------ ----------------------
Clifton L. Painter(8)                       53,590                     *
-------------------------------- ------------------------ ----------------------
William Ashley Turner(9)                   295,556                   4.8%
-------------------------------- ------------------------ ----------------------
Nancy S. Wise(10)                            8,325                     *
-------------------------------- ------------------------ ----------------------
W. Leon Hiatt, III(11)                      27,778                     *
-------------------------------- ------------------------ ----------------------
Jeff. D. Pope(12)                           22,595                     *
-------------------------------- ------------------------ ----------------------
Michael A. Weeks(13)                         8,016                     *
-------------------------------- ------------------------ ----------------------
All Current Directors and
 Executive Officers as a Group
 (12 persons) (14)                         785,487                 12.65%
-------------------------------- ------------------------ ----------------------
*Less than 1%

(1) Based upon 6,207,191 shares of common stock outstanding on March 3, 2008. The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who resides in the home of such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days of March 3, 2008 under outstanding stock options. Beneficial ownership may be disclaimed as to certain of the securities.
(2) Includes 16,775 shares subject to stock options which are exercisable within 60 days of March 3, 2008, and 32,725 shares owned by Mr. Lee's spouse who has sole voting and investment power with respect to such shares.
(3) Includes 1,257 shares subject to stock options which are exercisable within 60 days of March 3, 2008, and 200 shares owned by Ms. Bowman's spouse who has sole voting and investment power with respect to such shares.
(4) Includes 1,257 shares subject to stock options which are exercisable within 60 days of March 3, 2008, 2,440 shares owned by Mr. Edward's spouse who has sole voting and investment power with respect to such shares, and 214 shares held in Mr. Edward's name as custodian for his granddaughter.

(5) Includes 1,257 shares subject to stock options which are exercisable within 60 days of March 3, 2008, 9,958.0720 shares owned jointly with Mr. Grimes' spouse, and 2,017.0649 shares owned by Mr. Grimes' spouse who has sole voting and investment power with respect to such shares.
(6) Includes 1,257 shares subject to stock options which are exercisable within 60 days of March 3, 2008, and 42,381.4406 shares owned jointly with Mr. Lee's spouse.
(7) Includes 742 shares subject to stock options which are exercisable within 60 days of March 3, 2008.
(8) Includes 8,729 shares subject to stock options which are exercisable within 60 days of March 3, 2008, 3,514 shares owned by Mr. Painter's spouse who has sole voting and investment power with respect to such shares, and 601 shares owned by a child who resides in Mr. Painter's home.
(9) Includes 1,257 shares subject to stock options which are exercisable within 60 days of March 3, 2008, 269,027.4593 shares owned jointly with Mr. Turner's spouse, and 951.4109 shares owned by Mr. Turner's spouse who has sole voting and investment power with respect to such shares.
(10) Includes 4,915 shares subject to stock options which are exercisable within 60 days of March 3, 2008, 1.000 share owned jointly with Ms. Wise's spouse, 50.8737 shares owned by Ms. Wise's spouse who has sole voting and investment power with respect to such shares, and 53.7338 shares owned by a minor child who resides in Ms. Wise's home.
(11) Includes 8,309 shares subject to stock options which are exercisable within 60 days of March 3, 2008, 205.0431 shares owned by Mr. Hiatt's spouse who has sole voting and investment power with respect to such shares, and 1,968.5586 shares owned by minor children who reside in Mr. Hiatt's home.
(12) Includes 8,309 shares subject to stock options which are exercisable within 60 days of March 3, 2008.
(13) Includes 742 shares subject to stock options which are exercisable within 60 days of March 3, 2008, 28.759 shares held in Mr. Weeks name as custodian for his grandchildren.
(14) For all current directors and executive officers as a group, includes a total of 54,806 shares subject to stock options which are exercisable within 60 days of March 3, 2008.


INFORMATION ABOUT OUR BOARD OF DIRECTORS

General

      Our board of directors oversees our business and affairs and monitors the performance of management. In accordance with traditional corporate governance principles, our board of directors does not involve itself in day-to-day operations. Instead, directors keep themselves informed through, among other things, discussions with our Chief Executive Officer, other key executives and principal external advisers (legal counsel, outside auditors, investment bankers, and other consultants), reading reports and other materials that are provided to them, and by participating in board and committee meetings. Our directors are elected annually and hold office for a period of one year or until their successors are duly elected and qualified. Our board of directors, in its business judgment, has made an affirmative determination that each of Paula Canaday Bowman, William J. Edwards, Warren L. Grimes, Percy Y. Lee, Dr. R. Max Raynor, Jr., William Ashley Turner, and Michael A. Weeks meet the definition of "independent director" as that term is defined in the Nasdaq Marketplace Rules.

      There are no material proceedings to which any of our directors or executive officers, or any of their associates, is a party adverse to us or has a material interest adverse to us.

      To our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding during the last five years (excluding traffic violations or similar misdemeanors), and none of our directors or executive officers was a party to any judicial or administrative proceeding during the last five years (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Director Compensation

      For 2008, the directors, except Mr. Lee who is not paid a director's fee, will be paid fees of $1,275.00 per month. In addition, for each board committee meeting attended, the committee chairman will be paid $375.00 and the other directors will be paid $325.00 each. For information concerning our 2007 board compensation, please see the discussion under "Executive Compensation--2007 Board Compensation" below.

Board of Directors Meetings

      During the last fiscal year, our board of directors met twelve (12) regular times and had two (2) special meetings. Each incumbent director attended seventy-five percent (75%) or more of the aggregate of the total number of board of directors meetings and the total number of meetings held by all committees of the board of directors on which he or she served. Our independent directors have resolved to hold meetings, separate from management, at least four times a year.

      We do not have a stated policy regarding director attendance at our annual meeting of shareholders, but encourage our directors to attend each annual meeting of shareholders. At last year's annual meeting of shareholders, held on April 23, 2007, all eight (8) directors were present and in attendance.

Board Committees

      Our board of directors has three standing committees: the audit committee, the compensation committee, and the corporate governance and nominating committee.

      Audit Committee. The audit committee is composed of Warren L. Grimes (chairman), William J. Edwards, and Michael A. Weeks and operates under a written charter, which the board reviews and reassesses annually. The Committee's charter is available on our website at http://www.fouroaksbank in the "Investor Info" section under the listing for governance documents, or free of charge upon written request to the attention of the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. Our board of directors, in its business judgment, has made an affirmative determination that each member of the audit committee meets the definition of "independent director" as that term is defined by Nasdaq Marketplace Rules and SEC rules, including the special independence requirements applicable to audit committee members. In addition, one member of our audit committee has past financial experience resulting in his financial sophistication as required by Nasdaq Marketplace Rules.

      The board of directors has determined that none of the members of the audit committee meet the definition of "audit committee financial expert" as that term is defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The members of the audit committee receive directly or have access to extensive information from reviews and examinations by our internal auditor, independent accountant, and various banking regulatory agencies that have jurisdiction over our company and our subsidiaries. The board believes that the present members of the audit committee have sufficient knowledge and experience in financial matters to effectively perform their duties. We recognize that having a person who possesses all of the attributes of an audit committee financial expert may be a valuable addition to our board of directors and continue to consider whether and how best to attract such an expert to serve on the board.

      The audit committee was established by our board of directors for the purpose of overseeing our accounting and financial reporting processes and audits of our financial statements. The audit committee reviews the results and scope of the annual audit and other services provided by our independent accountant. The audit committee also reviews our financial statements and audit letters provided by our independent accountant. Finally, the audit committee is responsible for reviewing our systems of internal control over financial reporting with management and the independent registered public accountants. The audit committee is responsible for hiring and setting the compensation of the independent accountant. The audit committee met thirteen (13) times during 2007.

      Compensation Committee. The compensation committee is composed of Warren
L. Grimes (chairman), Paula Canaday Bowman, and Dr. R. Max Raynor, Jr., each of whom the board, in its business judgment, has determined meets the definition of "independent director" as that term is defined by the Nasdaq Marketplace Rules. The compensation committee is responsible for the approval of compensation arrangements for our officers and the review of our compensation plans and policies. During 2007, the compensation committee met three (3) times. The committee operates pursuant to a charter that is available on our website at http://www.fouroaksbank in the "Investor Info" section under the listing for governance documents, or free of charge upon written request to the attention of the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. The compensation committee may not delegate its authority to other persons under its charter. For more information regarding our compensation committee's processes and procedures, please see "Executive Compensation - Compensation Discussion and Analysis - Compensation Committee - Composition and Responsibility" below.

      Corporate Governance and Nominating Committee. The members of our corporate governance and nominating committee are Dr. R. Max Raynor, Jr. (chairman), Paula Canaday Bowman, Warren L. Grimes, and William Ashley Turner, each of whom the board has determined, in its business judgment, meets the definition of "independent director" as that term is defined by the Nasdaq Marketplace Rules. The committee operates pursuant to a charter that is available on our website at http://www.fouroaksbank.com in the "Investor Info" section under the listing for governance documents, or free of charge upon written request to the attention of the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. Pursuant to the committee's charter, the board has delegated certain responsibilities to the committee regarding nominations and criteria for proposing or recommending proposed nominees for election and re-election to the board.

      To be considered by our corporate governance and nominating committee, a director nominee must have certain minimum qualifications, including the ability to read and understand basic financial statements, business experience, relevant industry knowledge, high moral character, meeting certain stock ownership requirements, having their primary banking relationship with us, meeting certain age requirements, and the willingness to devote sufficient time to attend meetings and participate effectively on the board. In identifying, evaluating, and recommending nominees for director, the committee considers diversity, age, skills, representation within our market areas, potential conflicts of interest, and such other factors as it deems appropriate, given the needs of the board and our company, to maintain a balance of knowledge, experience, and capability. The committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees. During 2007, the corporate governance and nominating committee met one (1) time.

      The corporate governance and nominating committee will consider, in the same manner and based on the same qualifications as its own nominations, shareholder nominations for directors. To be considered, a shareholder nomination must be sent to the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. The nomination must be received no later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting, and it must contain enough information regarding the nominee to permit the committee to assess the relevant qualifications of the nominee, such as biographical profile, list of affiliated companies, and potential conflicts of interest.

Shareholder Communications

      Our shareholders may communicate directly with the members of the board of directors or the individual chairmen of standing board committees by writing directly to those individuals at the following address: Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. Our general policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual unless we believe the communication may pose a security risk.

Code of Ethics

      Our board of directors has adopted a code of ethics (our "Code of Ethics") that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of our Code of Ethics is available at http://www.fouroaksbank.com in the "Investor Info" section under the listing for governance documents, or free of charge upon written request to the attention of the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524 ((919) 963-2177). Consistent with Item 5.05 of Form 8-K, we intend to disclose future amendments to, or waivers from, the Code of Ethics on our website within four business days following the date of such amendment or waiver.

                                 Proposal No. 1


                              ELECTION OF DIRECTORS

      The following table and accompanying biographies provide information on our nominees for election to the board of directors:


                              Year                Positions and Offices with our Company
        Name          Age     First                    & Business Experience During
                             Elected                        Past Five (5) Years
-------------------- ------ --------- ----------------------------------------------------------------
Ayden R. Lee, Jr.      59     1983    Chairman of the Board of Directors; Chief Executive Officer, and
                                       President of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust
                                       Company
-------------------- ------ --------- ----------------------------------------------------------------
Dr. R. Max Raynor,     50     2000    Director of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust
 Jr.                                   Company; Chairman of our Corporate Governance and Nominating
                                       Committee; Owner of Professional Eye Care, with locations in
                                       Benson, North Carolina, Roseboro, North Carolina, and Clinton,
                                       North Carolina
-------------------- ------ --------- ----------------------------------------------------------------
Paula Canaday Bowman   59     1989    Director of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust
                                       Company; Director of Benson Area Medical Center
-------------------- ------ --------- ----------------------------------------------------------------
William J. Edwards     64     1990    Director of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust
                                       Company; President, Co-owner, Chief Executive Officer, and
                                       Chairman of the Board of Edwards Food Stores
-------------------- ------ --------- ----------------------------------------------------------------
Percy Y. Lee           67     1992    Director of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust
                                       Company; President of T.R. Lee Oil Co.; Senior Partner of Lee
                                       Brother's Rental; Owner of SouthBend MHP
-------------------- ------ --------- ----------------------------------------------------------------
Warren L. Grimes       59     1992    Director of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust
                                       Company; Chairman of our Compensation Committee and Audit
                                       Committee; Executive Director of Smithfield Housing Authority;
                                       General Partner in Reedy Creek Direct Marketing Associates;
                                       Chief Financial Officer and Director of Reedy Creek
                                       Technologies, Inc.
-------------------- ------ --------- ----------------------------------------------------------------
William Ashley         55     2001    Director of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust
 Turner                                Company; Owner and President of Ashley Turner Enterprises,
                                       Inc., Ashley Turner Building Co., Inc., Ashley Turner Homes,
                                       Inc., Sugarmill Ventures, Inc., and Sand Castle Building Co.,
                                       Inc; Owner and Manager of Ashley Turner Development Co., LLC,
                                       Import Market, LLC, and Furniture House, LLC; Owner of Ashley
                                       Turner Rentals, LLC, Ashley Turner Commercial Property, LLC,
                                       and Turner Building Supply
-------------------- ------ --------- ----------------------------------------------------------------
Michael A. Weeks       56     2006    Director of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust
                                       Company; Co-owner and President of Weeks Turner Architecture,
                                       P.A., Phelps Farm, Inc., and Four Weeks, Inc.; Co-owner and
                                       Manager of PPPV, LLC, Atlantic Park, LLC, Weeks & Sherron, LLC,
                                       PTW Properties, LLC, Weeks Sherron & Turner, LLC, Serwee
                                       Associates, LLC, South Main Associates, LLC, Durant Business
                                       Center, LLC, Lake Wheeler Mobile Estates, LLC, Knightdale
                                       Business Partners, LLC, Weeks Associates, LLC, Tryon Theater,
                                       LLC, APMW, LLC, Manns Chapel Properties, LLC, Bud Leigh, LLC,
                                       WRS, LLC
-------------------- ------ --------- ----------------------------------------------------------------

      The number constituting our board of directors must be at least five (5), but not more than twenty-one (21). The number of directors within this variable range may be fixed or changed from time to time by our shareholders or our board of directors. Our board of directors has set the number of directors at eight
(8). The members of our board of directors are elected by our shareholders to serve one (1) year terms.

      All of our directors and executive officers hold office until the next annual meeting or until their successors are elected and qualified. Our board of directors has no reason to believe that the persons named above as nominees will be unable or will decline to serve as a director if elected. However, in the event of death or disqualification of any nominee or refusal or inability of any nominee to serve, it is the intention of the proxyholders to vote for the election of such other person or persons as the proxyholders determine in their discretion; but in no circumstance will the proxy be voted for more than eight
(8) nominees. Properly executed and returned proxies, unless revoked, will be voted as directed by the shareholder or, in the absence of such direction, will be voted in favor of the election of the recommended nominees.

Vote Requirement

      Pursuant to North Carolina law, the eight (8) candidates who receive the highest number of votes will be elected as directors.

      Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but are not counted in the election of directors and will not be included in determining which candidates received the highest number of votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

                             Audit Committee Report

      As described above, the audit committee of our board of directors is composed of Warren L. Grimes (chairman), William J. Edwards, and Michael A. Weeks and operates under a written charter adopted by the board of directors, which is available on our website at http://www.fouroaksbank.com in the "Investor Info" section under the listing for governance documents.

      The members of the audit committee are not professionally engaged in the practice of auditing or accounting nor are they experts in the fields of accounting or auditing, including with respect to auditor independence. Management is responsible for our internal control over financial reporting and the financial reporting process, including the presentation and integrity of our financial statements. Our independent accountant is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The audit committee's responsibility is to monitor and oversee these processes. The audit committee also hires and sets the compensation for our independent accountant. Members of the audit committee rely without independent verification on the information provided to them and on representations of management and our independent accountant.

      Accordingly, the audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions referred to below do not assure that the audit of our financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that our financial statements are presented in accordance with accounting principles generally accepted in the United States of America, or that our auditors are in fact "independent."

      In this context, the audit committee has met and held discussions with our management, who represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The audit committee has reviewed and discussed the consolidated financial statements with both management and the independent accountant. The audit committee also discussed with the independent accountant matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our independent accountant also provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee has considered whether the provision of audit and other non-audit services (set forth under "Audit Firm Fee Summary" below) is compatible with maintaining the accountants' independence and has discussed with the independent accountant its independence.

      Based upon the audit committee's discussions with management and the independent accountant and the audit committee's review of our consolidated financial statements, representations of management, and the report of the independent accountant to the audit committee, and subject to the limitations on the role and responsibility of the audit committee referred to above and the audit committee charter, the audit committee recommended that our board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission.

                                 Audit Committee
                           Warren L. Grimes (chairman)
                               William J. Edwards
                                Michael A. Weeks


                             EXECUTIVE COMPENSATION

                      Compensation Discussion and Analysis

Compensation Committee -- Composition and Responsibility

      Each member of the compensation committee is an independent director as that term is defined in the Nasdaq Marketplace Rules. There are currently three directors who serve on the compensation committee: Warren L. Grimes (chairman), Paula Canaday Bowman, and Dr. R. Max Raynor, Jr.

      The compensation committee has two primary responsibilities: (i) assisting the board in carrying out its responsibilities in determining the compensation of our CEO and executive officers; and (ii) establishing compensation policies that will attract and retain qualified personnel through an overall level of compensation that is comparable to, and competitive with, others in the industry and in particular, peer financial institutions. The compensation committee, subject to the provisions of our Employee Stock Option Plan, also has authority in its discretion to determine the employees to whom stock options shall be granted, the number of shares to be granted to each employee, and the time or times at which options should be granted. The CEO makes recommendations to the compensation committee about equity awards to our employees (other than the CEO).

      The CEO reviews the performance of our executive officers (other than the CEO) and, based on that review, the CEO makes recommendations to the compensation committee about the compensation of executive officers (other than the CEO). The CEO does not participate in any deliberations or approvals by the compensation committee with respect to his own compensation. The compensation committee approves all compensation decisions involving the CEO and our other executive officers.

      In 2006, the compensation committee engaged Matthews, Young & Associates, Inc., also known as Matthews, Young - Management Consulting, which assisted the compensation committee in determining 2007 base salary ranges and for market based review of annual merit programs and salary range changes. This consulting firm assisted the compensation committee with recommendations for compensation. The recommendations were presented and approved by the compensation committee in January, 2007. In 2008, the compensation committee continued to rely on the results of the 2006 survey, modified by a 2007 cost of labor adjustment derived by Matthews, Young & Associates, Inc. This was considered adequate given that the compensation practices in our industry typically do not change drastically from year to year. The compensation committee intends to engage Matthews, Young & Associates, Inc. during 2008 to update the 2006 survey and assist the compensation committee with recommendations for compensation for 2009.

Compensation Philosophy

      Our compensation philosophy rests on two principles: (i) total compensation should vary with our performance in achieving financial and non-financial objectives; and (ii) long-term incentive compensation should be closely aligned with the interests of shareholders. We have therefore adopted a "pay for performance" approach that we believe offers a competitive total rewards package to help create value for our shareholders by focusing on the following performance factors: fee income, loan growth, deposit growth, net income, and net interest spread. In designing compensation programs and making individual recommendations or decisions, the compensation committee attempts to align the interest of executive officers and shareholders; attract, retain, and motivate high-performing employees in the most cost-efficient manner; and create a high-performance work culture.

      Our compensation program reflects a mix of stable and at risk compensation, designed to fairly reward executive officers and align their interests with those of shareholders in an efficient manner. Each element of our compensation program is intended to provide employees with a pay opportunity that is externally competitive and that recognizes individual contributions.

Peer Groups and Benchmarks

      To ensure that total executive compensation and its elements are appropriately targeted for both actual performance results and competitive positioning, the compensation committee periodically reviews executive officer total compensation against compensation practices of our peer group companies. Specifically, for three of the named executive positions, Matthews, Young & Associates, Inc. gathered 2006 survey data for the following peer groups:

     o (10) North Carolina Financial Institutions with assets of $400 million to $1 billion
     o (50) Southeast United States Financial Institutions with assets of $500 million to $700 million and applied regression analysis to predict salaries at the asset size of our Company at that time
     o (31) United States Community Banks with assets of $500 million to $699 million
     o (49) United States Financial Institutions with assets of $500 million to $1 billion

      In 2006, Matthews, Young & Associates, Inc. then audited and updated the existing base salary compensation system, including: (i) pricing approximately 20 benchmark positions to create a new, more functional salary structure; (ii) evaluating and valuing non-benchmarked positions in comparison to benchmarked positions; (iii) creating a systematic approach for merit/performance increase determination tying more compensation to performance of the company; and (iv) delivering an automated-spreadsheet based salary budgeting model.

Executive Compensation -- Elements

      Our executive compensation program has four primary components: base salary, annual cash incentive compensation, long-term equity-based compensation, and benefits. The compensation committee strives to balance short-term and long-term company performance and shareholder returns in establishing the total compensation for our executives. The compensation committee evaluates executive compensation against performance criteria and competitive executive pay practices before determining changes in base salary, the amount of any incentive payments, stock option awards, and other benefits.

            o Base salary ranges are intended to be competitive with ranges paid for similar positions at peer institutions in order to provide us with the ability to pay base salaries that will attract and retain employees with a broad, proven track record of performance.

            o Our variable annual cash incentive pay plan is designed to provide a competitive cash payment opportunity based on our overall financial performance. The opportunity for a more significant award increases when we achieve higher levels of performance.

            o Our long-term equity-based compensation incentive plan is generally made available to selected groups of individuals, including our executive officers, in the form of stock options. Equity awards have the potential to grow in value over time and seek to reward executives for performance that maximizes long-term shareholder returns.

            o To remain competitive in the market for a high caliber management team and to ensure stability and continuity in its leadership, we provide our CEO and other named executive officers certain other fringe benefits, such as retirement programs, medical plans, life and disability insurance, use of company owned automobiles, and employment agreements. The compensation committee periodically reviews fringe benefits made available to executive officers to ensure that they are in line with market practice.

 Base Salary

      Base salary represents the fixed component of our executive compensation program. Base salaries are set within ranges, which are targeted around the competitive norm for similar executive positions in peer companies in our industry. Individual salaries may be above or below the competitive norm, depending on the executive's experience and performance.

      The base salary for our CEO and other executive officers is determined by the compensation committee. The CEO makes recommendations to the compensation committee for base salaries for our other executive officers. Factors considered by the compensation committee in determining whether the compensation of our executive officers should be increased or decreased materially are the company's performance and the individual's performance. Another factor is the salary level for the position compared to other financial companies with which we compete.

      The following chart shows annual base salary rates for 2007 and 2008 for each of our named executive officers, as well as percentage increases from 2008 to 2007:

--------------------------------------------------------------
        Name            Fiscal 2007 Fiscal 2008       Percent
                                                      Increase
--------------------------------------------------------------
Ayden R. Lee, Jr.        $250,246     262,257           4.80%
Nancy S. Wise            $133,405     143,048           7.23%
Clifton L. Painter       $147,889     163,286          10.41%
W. Leon Hiatt, III       $132,842     142,444           7.23%
Jeff D. Pope             $136,082     147,743           8.57%
--------------------------------------------------------------

      Normally, we target the annualized percentage increases for our executives to be consistent with executive base salary increases in our peer market. Specific factors considered in determining the size of the salary increase for each named executive officer are summarized below:

      Mr. Lee's base salary increase for 2008 was 4.80%. In determining this increase, the compensation committee considered the competitiveness of Mr. Lee's salary as well as his total compensation compared to the total compensation of the peer company CEO's as provided by Matthews, Young. Mr. Lee's individual contributions in conjunction with the overall performance of the business were also considered. These contributions included leading the negotiations and proposed acquisition of LongLeaf Community Bank, and efforts contributing to the loan and deposit growth achieved during 2007.

      Ms. Wise's base salary increase for 2008 was 7.23%. In determining this increase, the compensation committee considered the performance review prepared by the CEO, along with individual contributions to the overall success of the company such as improving the total return on the investment portfolio, securing additional sources of liquidity, and serving as the point person for the LongLeaf acquisition. The compensation committee also considered the competitiveness of Ms. Wise's salary to peer company CFO's as provided by Matthews, Young.

      Mr. Painter's base salary increase for 2008 was 10.41%. In determining this increase, the compensation committee considered the performance review prepared by the CEO, along with individual contributions to the overall success of the company such as his contributions to the company's asset quality through managing the loan review and approval function, as well as, aiding the loan growth by the approval of over $300 million of new loans during 2007. The value of the Chief Lending Officer continues to accelerate in our competitive market. Mr. Painter also led the loan review due diligence related to the LongLeaf acquisition. The compensation committee also considered the competitiveness of Mr. Painter's salary to peer company Chief Lending Officer's as provided by Matthews, Young.

      Mr. Hiatt's base salary increase for 2008 was 7.23%. In determining this increase, the compensation committee considered the performance review prepared by the CEO, along with competitive salaries from peer companies as provided by Matthews, Young. In addition, Mr. Hiatt's oversight of the operational infrastructure which supported the entire company through a period of rapid growth was considered.

      Mr. Pope's base salary increase for 2008 was 8.57%. In determining this increase, the compensation committee considered the performance review prepared by the CEO, along with competitive salaries from peer companies as provided by Matthews, Young. In addition, Mr. Pope's oversight of and contribution to the double digit loan and deposit growth during 2007 throughout the branch network was considered.

       Annual Cash Incentive Compensation

      In February, 2007, the compensation committee approved our 2007 Bonus Plan. The 2007 Bonus Plan is designed to align the interests of our named executive officers with the interests of its shareholders by linking bonus amounts directly to our performance. Named executive officers are eligible to receive cash bonuses under the 2007 Bonus Plan based on our:

     o    fee income;
     o    average loan balances;
     o    average deposit balances;
     o    net interest spread; and
     o    net income.

      Targets for these five performance areas were set for fiscal 2007, and our named executive officers were eligible for bonuses based on four tier target levels set by the compensation committee. A tier target level must be achieved in each of the five performance areas in order for that tier level bonus payment to be paid. Actual bonus payments therefore varied depending on our actual fee income, average loan balance, average deposit balance, net interest spread and net income at the end of fiscal 2007. In addition, the compensation committee has the discretion to award cash bonuses or otherwise increase, reduce or eliminate cash bonuses that would otherwise be payable under the 2007 Bonus Plan in its sole discretion.

      The 2007 Bonus Plan is administered by the compensation committee. All determinations regarding the achievement of any performance goals and the amount of any individual award are made by the compensation committee. These determinations need not be uniform and may be made selectively among persons who receive, or who are eligible to receive, an award.

      In February 2008, the board approved payments to the CEO and the executive officers under the 2007 Bonus Plan as set forth below. These payments were based on the actual achievement of the following tier target levels under the 2007 Bonus Plan:


     o    Fee income: Tier 0
     o    Average loan balances: Tier 2
     o    Average deposit balances: Tier 3
     o    Net interest spread: Tier 0
     o    Net income: Tier 0

      Based upon the achievement of these target levels, the board awarded cash awards for 2007 performance to the named executives as follows: Mr. Lee $16,100; Ms. Wise $8,050; Mr. Painter $8,050; Mr. Hiatt $8,050; and Mr. Pope $8,050. The board did not approve any discretionary cash bonuses for fiscal 2007 under the 2007 Bonus Plan. In addition, the board awarded each named executive officer a $200 cash Christmas bonus. This bonus was not made pursuant to the 2007 Bonus Plan.

      In February, 2008, the compensation committee also approved the 2008 Bonus Plan based on 2008 tiers for the same factors and with the same structure as described above for 2007. However, the committee modified each 2008 dollar tier for each area from the 2007 dollar tiers to reflect expected company performance in each area for 2008. The 2008 Bonus Plan does not specify when bonus grants will be made, although the compensation committee intends that the bonus grants will be submitted to the board for approval in February 2009 as it did for fiscal year 2007 bonuses.

Equity Compensation

      The determination of the size of any long-term equity compensation grant is made based on competitive factors and the attainment of strategic long-term objectives. Equity compensation serves to link the total compensation of executive officers to the performance of our common stock. In 2007, after reviewing our historic approach to long-term, equity-based compensation opportunities, peer practices, and considering other pertinent factors, such as FAS 123R regarding the accounting for equity based awards the compensation committee,

     o determined that the level of stock option awards to executive officers was in-line with our peer group; and

     o recommended that we maintain the level of awards of stock options to executive officers.

      Neither our board nor our compensation committee sets any performance levels (minimum, target, maximum or otherwise) for equity compensation grants or is required to grant options to our named executive officers under our Nonqualified Stock Option Plan. Instead, grants of options under our Nonqualified Stock Option Plan are made completely at the discretion of the board or the compensation committee after a fiscal year is ended based upon the actual performance of our common stock and the compensation committee's discretionary assessment of an individual's performance and responsibilities, and position with the company. Historically, the board has granted options during its annual February meeting following the end of a fiscal year.

      On February 25, 2008, in recognition of 2007 performance, the compensation committee granted our named executive officers options to purchase stock at a price based on a valuation by an independent appraisal firm with one year vesting and expiring in four years under our Nonqualified Stock Option Plan as follows: Mr. Lee 5,000; Ms. Wise 2,500; Mr. Painter 2,600; Mr. Hiatt 2,500; and Mr. Pope 2,500.

Benefits

      Nonqualified Employee Stock Purchase and Bonus Plan

      The Employee Stock Purchase and Bonus Plan (the "Purchase Plan") is a voluntary plan that enables the full-time employees of the company and its subsidiaries to purchase shares of our common stock. The Purchase Plan is administered by our compensation committee, which has broad discretionary authority to administer the Purchase Plan. The committee may amend or terminate the Purchase Plan at any time. Once each year, participants in the Purchase Plan may purchase up to five percent (5%) of their compensation, with a maximum purchase amount of $1,000 per year. We match, in cash, fifty percent (50%) of the amount of each participant's purchase, up to $500. This benefit is available to all employees who were actively employed on the last day of the prior year.

      Nonqualified Retirement Plans for Chief Executive Officer

      The objective of our nonqualified retirement plan is to provide supplemental retirement benefits to our CEO, Ayden R. Lee, Jr., to encourage him to remain as an employee and to reward him for contributing materially to our success. The actuarially determined present values of Mr. Lee's retirement benefits as of the end of last year are reported in the table below entitled "Pension Benefits."

      Qualified Retirement Plans for Executive Officers

      We sponsor the Four Oaks Bank & Trust Company Retirement Plan, which is a contributory profit-sharing plan in effect for substantially all employees. Participants may make voluntary contributions resulting in salary deferrals in accordance with Section 401(k) of the Internal Revenue Code. The plan provides for employee contributions as a percentage of their annual salary up to the limit allowed by the Internal Revenue Service. We typically contribute matching funds of twenty-five percent (25%) of the first six percent (6%) of pre-tax salary contributed by each participant; however, contributions under the plan are made at the discretion of our board.

      We also sponsor an employee stock ownership plan ("ESOP") that makes the employees of a company owners of stock in the company. The Four Oaks Bank & Trust Company's Employee Stock Ownership Trust is available to full-time employees at least 21 years of age after six months of service. Contributions are voluntary by the company and employees cannot contribute. Stock issued is purchased on the open market, and we do not issue new shares in conjunction with the plan. Voluntary contributions are determined by our board annually based on our performance and are allocated to employees based on annual compensation. These plans apply to all qualified employees, including the named executive officers.

      Employment and Severance Compensation Agreements

      We have entered into employment agreements and severance compensation agreements with the CEO and the named executive officers to ensure the continuity of executive leadership, to clarify the roles and responsibilities of our executives, and to make explicit the terms and conditions of executive employment. Language concerning a change of control of the company, and terms of compensation in that event, are included in these agreements consistent with what the compensation committee believes to be best industry practices, taking the current environment of consolidation within the financial services industry into account. The change of control language in the severance compensation agreements is designed to ensure that executives devote their full energy and attention to the best long-term interests of the shareholders in the event that business conditions or external factors make consideration of a change of control appropriate.

      The employment agreements provide named executive officers a base annual salary that may be increased at the discretion of the board, provide for additional benefits applicable to executive personnel and participation in the various benefit programs provided by us for all salaried employees, including group life insurance, sick leave and disability, retirement plans and medical insurance programs. Each employment agreement provides for termination by us for "cause" (as defined in the agreement) at any time.

      The severance compensation agreements with each of our named executive officers provide each of them with severance pay benefits in the event of a "change in control." The purpose of the compensation agreements is to recognize the services and contributions of our named executive officers as key employees and the uncertainties relating to continual employment, reduced employee benefits, management changes, and relocations in the event of a change in control. Under each of the severance compensation agreements, in the event a change in control (as defined in the agreement) occurs and the named executive officers' employment, as the case may be, is "terminated" (as defined in the agreement), he or she will be entitled to receive a cash severance payment equal to two (2) years' salary based upon his or her then most recent annual salary and the amount of his or her most recent annual bonus at the time of termination. In addition, each named executive officer will be entitled to all life insurance, health, accidental death and dismemberment, and disability plans or programs in which he or she is entitled to participate immediately prior to termination for two (2) years after the date of his or her termination or unless and until he or she obtains other full-time employment.

      On February 22, 2008, the compensation committee approved an amended and restated severance agreement for Mr. Hiatt. Mr. Hiatt's previous severance arrangement provided that the cash severance payment described above would be equal one and one half (1.5) years' salary. In order to bring Mr. Hiatt's severance agreement in line with the severance agreements that we have with our other named executive officers, the compensation committee amended Mr. Hiatt's severance agreement to provide that Mr. Hiatt's severance payments under the agreement would be for two (2) years.

      Stock Ownership Guidelines

      To date, the compensation committee has not adopted minimum stock ownership guidelines for our named executive officers.

Tax and Accounting Implications

      Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation in excess of $1 million paid to any named executive officer unless such compensation is paid pursuant to a qualified performance-based compensation plan. We do not currently maintain any qualified performance-based compensation plans but our compensation committee will re-evaluate the status of our compensation plans if any of our total compensation packages for named executive officers nears $1 million.

           Compensation Committee Interlocks and Insider Participation

      The compensation committee is comprised of Warren L. Grimes (chairman), Paula Canaday Bowman, and Dr. R. Max Raynor, Jr., none of whom were officers or employees of the company or any of the company's subsidiaries or had any relationship requiring disclosure by the company under Item 404 of the SEC's Regulation S-K during or prior to 2007.

                          Compensation Committee Report

      The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in both the company's Annual Report on Form 10-K for the year ended December 31, 2007 and the company's Proxy Statement for the Annual Meeting of Stockholders to be held on April 28, 2008.

                           Warren L. Grimes (chairman)
                              Paula Canaday Bowman
                             Dr. R. Max Raynor, Jr.

                         2007 Summary Compensation Table

      The following table shows the annual and long-term compensation paid to, or accrued by us for, our Chief Executive Officer, our Chief Financial Officer, and our next three most highly compensated executive officers for services rendered to us during the fiscal years ended December 31, 2006 and 2007. We refer to the persons identified on the table below as our "named executive officers."


                                                                                        Change in
                                                                                      pension value
                                                                         Non-equity        and
                                                              Option      incentive    nonqualified     All other
  Name and Principal Position      Year     Salary    Bonus   awards        plan         deferred      compensation      Total
                                              ($)      ($)    ($)(1)    compensation   compensation       ($)(4)           ($)
                                                                           ($)(2)        earnings
                                                                                          ($)(3)
================================ ======== ==========  ====== =========  ============  =============   ==============  ============
Ayden R. Lee, Jr.,                 2007   $ 250,246  $  200  $ 24,712     $ 16,100       $ 31,774      $ 12,364  (5)   $  335,396
Chairman, Chief Executive        -------- ----------  ------ ---------  ------------  -------------   --------------  ------------
Officer and President              2006   $ 226,236  $  200  $ 19,074     $ 49,450       $ 43,829      $ 12,077  (6)   $  350,866
-------------------------------- -------- ---------- ------- ---------  ------------  -------------   --------------  ------------
Nancy S. Wise,                     2007   $ 133,405  $  200  $ 12,346     $  8,050              -      $  7,492  (7)   $  161,493
Executive Vice President,        -------- ---------- ------- ---------  ------------  -------------   --------------  ------------
Chief Financial Officer            2006   $ 120,607  $  200  $  9,415     $ 24,725              -      $  8,810  (8)   $  163,757
-------------------------------- -------- ---------- ------- ---------  ------------  -------------   --------------  ------------
Clifton L. Painter,                2007   $ 147,889  $  200  $ 12,964     $  8,050              -      $ 12,021  (9)   $  181,124
Senior Executive Vice President, -------- ---------- ------- ---------  ------------  -------------   --------------  ------------
Chief Operating Officer            2006   $ 136,678  $  200  $  9,892     $ 24,725              _      $ 10,547 (10)   $  181,442
-------------------------------- -------- ---------- ------- ---------  ------------  -------------   --------------  ------------
W. Leon Hiatt, III                 2007   $ 132,842  $  200  $ 12,346     $  8,050              _      $  9,129 (11)   $  162,567
Executive Vice President,        -------- ---------- ------- ---------  ------------  -------------   --------------  ------------
Chief Administrative Officer       2006   $ 120,098  $  200  $  9,415     $ 24,725              _      $ 11,220 (12)   $  165,658
-------------------------------- -------- ---------- ------- ---------  ------------  -------------   --------------  ------------
Jeff D. Pope,                      2007   $ 136,082  $  200  $ 12,346     $  8,050              _      $  9,304 (13)   $  165,982
Executive Vice President,        -------- ---------- ------- ---------  ------------  -------------   --------------  ------------
Branch Administrator               2006   $ 119,914  $  200  $  9,415     $ 24,725              _      $ 11,217 (14)   $  165,471
-------------------------------- -------- ---------- ------- ---------  ------------  -------------   --------------  ------------

(1) The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and 2007 respectively, in accordance with SFAS No. 123(R), disregarding any adjustment for forfeiture assumptions. Assumptions used in the calculation of this amount for fiscal year ended December 31, 2006 and 2007 are included in Note A of our audited financial statements for the fiscal year ended December 31, 2007, included in our annual report on Form 10-K filed with the SEC on March 12, 2008.
(2) These amounts are the cash awards to the named executive officers under our 2006 Bonus Plan and our 2007 Bonus Plan, as discussed in the Compensation Discussion and Analysis section of this report. These cash awards were earned as of December 31, 2006 and 2007, but paid out in February 2007 and 2008 respectively.
(3) The amount reflects the actuarial increase in the present value under our SERP for Mr. Lee.
(4)  The amounts shown reflect for each named executive officer:
          o contributions by us to each named executive officer under our Four Oaks Bank & Trust Company Retirement Plan;
          o    contributions by us under the Employee Stock Ownership Plan; and
          o the value attributable to term life insurance premiums paid by us.
(5) Includes $2,933 in contributions under our Four Oaks Bank & Trust Company Retirement Plan, $9,000 in contributions under our Employee Stock Ownership Plan and $431 in life insurance premiums paid by us on behalf of the named executive officer.
(6) Includes $2,846 in contributions under our Four Oaks Bank & Trust Company Retirement Plan, $8,800 in contributions under our Employee Stock Ownership Plan and $431 in life insurance premiums paid by us on behalf of the named executive officer.
(7) Includes $705 in contributions under our Four Oaks Bank & Trust Company Retirement Plan, $6,356 in contributions under our Employee Stock Ownership Plan and $431 in life insurance premiums paid by us on behalf of the named executive officer.
(8) Includes $526 in contributions under our Four Oaks Bank & Trust Company Retirement Plan, $7,890 in contributions under our Employee Stock Ownership Plan and $394 in life insurance premiums paid by us on behalf of the named executive officer.
(9) Includes $2,590 in contributions under our Four Oaks Bank & Trust Company Retirement Plan, $9,000 in contributions under our Employee Stock Ownership Plan and $431 in life insurance premiums paid by us on behalf of the named executive officer.
(10) Includes $2,267 in contributions under our Four Oaks Bank & Trust Company Retirement Plan, $7,849 in contributions under our Employee Stock Ownership Plan and $431 in life insurance premiums paid by us on behalf of the named executive officer.
(11) Includes $2,364 in contributions under our Four Oaks Bank & Trust Company Retirement Plan, $6,334 in contributions under our Employee Stock Ownership Plan and $431 in life insurance premiums paid by us on behalf of the named executive officer.
(12) Includes $2,027 in contributions under our Four Oaks Bank & Trust Company Retirement Plan, $8,800 in contributions under our Employee Stock Ownership Plan and $393 in life insurance premiums paid by us on behalf of the named executive officer.
(13) Includes $2,412 in contributions under our Four Oaks Bank & Trust Company Retirement Plan, $6,461 in contributions under our Employee Stock Ownership Plan and $431 in life insurance premiums paid by us on behalf of the named executive officer.
(14) Includes $2,025 in contributions under our Four Oaks Bank & Trust Company Retirement Plan, $8,800 in contributions under our Employee Stock Ownership Plan and $392 in life insurance premiums paid by us on behalf of the named executive officer.

                                      2007 Grants of Plan-Based Awards

                                     Estimated future payouts under non-
                                       equity incentive plan awards (1)
                                     -----------------------------------                           ----------
                                                                          All other   Exercise or  Grant date
                                                                            option     base price  fair value
         Name           Grant Date   Threshold   Target     Maximum         awards:    of option    of stock
                                        ($)        ($)        ($)          Number of     awards    and option
                                                                          securities    ($/Sh)       awards
                                                                          underlying                  (3)
                                                                            options
                                                                             (#)(2)
----------------------- ----------   ---------  ---------  ---------      ----------  -----------  ----------
Ayden R. Lee, Jr.        2/26/2007   $ 11,500   $ 28,750   $ 80,500          4,400       24.41       25,225
----------------------- ----------   ---------  ---------  ---------      ----------  -----------  ----------
Nancy S. Wise            2/26/2007   $  5,750   $ 14,375   $ 40,250          2,200       24.41       12,613
----------------------- ----------   ---------  ---------  ---------      ----------  ----------- -----------
Clifton L. Painter       2/26/2007   $  5,750   $ 14,375   $ 40,250          2,310       24.41       13,243
----------------------- ----------   ---------  ---------  ---------      ----------  -----------  ----------
W. Leon Hiatt, III       2/26/2007   $  5,750   $ 14,375   $ 40,250          2,200       24.41       12,613
----------------------- ----------   ---------  ---------  ---------      ----------  -----------  ----------
Jeff D. Pope             2/26/2007   $  5,750   $ 14,375   $ 40,250          2,200       24.41       12,613
----------------------- ----------   ---------  ---------  ---------      ----------  -----------  ----------

(1) Under our 2007 Bonus Plan there were five target areas for measurement of performance: fee income, average loan balance, average deposit balance, net interest spread and net income. Within each target area there were four performance tiers, and the target tier for each target area for 2007 was as follows (with tier one representing the lowest payout level and tier four representing the maximum payout level): fee income - tier 2, average loan balance - tier 2, average deposit balance- tier 2, net interest spread - tier 2, and net income - tier 2. For 2007, the actual tier level achieved for each area under the 2007 Plan were as follows: fee income - tier 0, average loan balance - tier 2, average deposit balance-tier 3, net interest spread - tier 0,and net income - tier 0. Payments under the threshold column are calculated based on the assumption that tier one in all of the five target areas is met. Payments under the target column are calculated based on the assumption that the target tier in all five target areas is met. Payments under the maximum column are calculated based on the assumption that tier four in all five target areas is met.
(2) Neither our board nor our compensation committee sets any performance levels (minimum, target, maximum or otherwise) for equity compensation grants or is required to grant options to our named executive officers under our Nonqualified Stock Option Plan. Rather grants of options under our Nonqualified Stock Option Plan are made completely at the discretion of the board or the compensation committee after a fiscal year is ended based upon the actual performance of our common stock the compensation committee's discretionary assessment of an individual's performance and responsibilities, and position with the company. Historically, the board has granted options during its annual February meeting following the end of a fiscal year. All options shown were granted under our Nonqualified Stock Option Plan on February 26, 2007. Option grants to named executive officers are made completely at the discretion of our board and/or compensation committee. The options all have one year vesting periods and expire four years after the date of grant on the earlier of February 26, 2011 or 15 months after termination of the recipient's employment, except in cases of death or disability. All options may be exercised to the extent they are vested. Upon termination of employment, all unvested options are forfeited, except in cases of death or disability, in which case the vesting is accelerated. Upon a merger in which we are not the surviving corporation, or a liquidation or a sale of substantially all of our assets, outstanding options will become fully vested and exercisable and, to the extent not exercised, will terminate upon the effective date of such a transaction.
(3) We utilized the Black-Scholes option pricing methodology to estimate the hypothetical grant date present value for these stock option grants. We used the following assumptions in calculating the grant date present value for these grants: (i) an expected option term of four years; (ii) an interest rate of 4.6%, (iii) a dividend yield of 1.2%, and (iv) volatility of 23.8%.

                2007 Outstanding Equity Awards at Fiscal Year-End

                                                    Option Awards
               ----------------------------------------------------------------------------------------
                Number of      Number of       Equity Incentive
                Securities     Securities        Plan awards:
                underlying     underlying          Number of
    Name       unexercised     unexercised        securities       Option Exercise    Option Expiration
                  options        options          underlying            Price                Date
                   (#)             (#)            unexercised           ($/Sh)
               Exercisable    Unexercisable    unearned options
                                                      (#)
-------------  -----------    -------------    ----------------    ---------------    -----------------
Ayden R. Lee,        -           4,400 (1)             -                $24.41            2/26/2011
 Jr.,            5,500 (2)           -                 -                $16.73            2/21/2010
                 6,875 (3)           -                 -                $13.24            2/22/2009
                 8,593 (4)           -                 -                $10.24            2/23/2008
-------------  -----------    -------------    ----------------    ---------------    -----------------
Nancy S. Wise        -           2,200 (1)             -                $24.41            2/26/2011
                 2,715 (2)           -                 -                $16.73            2/21/2010
-------------  -----------    -------------    ----------------    ---------------    -----------------
Clifton L.           -           2,310 (1)             -                $24.41            2/26/2011
 Painter         2,853 (2)           -                 -                $16.73            2/21/2010
                 3,566 (3)           -                 -                $13.24            2/22/2009
                 4,511 (4)           -                 -                $10.24            2/23/2008
-------------  -----------    -------------    ----------------    ---------------    -----------------
W. Leon              -           2,200 (1)             -                $24.41            2/26/2011
 Hiatt, III      2,715 (2)           -                 -                $16.73            2/21/2010
                 3,394 (3)           -                 -                $13.24            2/22/2009
                 4,189 (4)           -                 -                $10.24            2/23/2008
-------------  -----------    -------------    ----------------    ---------------    -----------------
Jeff D. Pope         -           2,200 (1)             -                $24.41            2/26/2011
                 2,715 (2)           -                 -                $16.73            2/21/2010
                 3,394 (3)           -                 -                $13.24            2/22/2009
                 3,221 (4)           -                 -                $10.24            2/23/2008
-------------  -----------    -------------    ----------------    ---------------    -----------------

(1) Option was granted on February 26, 2007 pursuant to our Nonqualified Stock Option Plan. This option has a one year vesting period and expires four years after the date of grant.
(2) Option was granted on February 21, 2006 pursuant to our Nonqualified Stock Option Plan. This option is fully vested and exercisable and expires four years after the date of grant.
(3) Option was granted on February 22, 2005 pursuant to our Nonqualified Stock Option Plan. This option is fully vested and exercisable and expires four years after the date of grant.
(4) Option was granted on February 23, 2004 pursuant to our Nonqualified Stock Option Plan. This option is fully vested and exercisable and expires four years after the date of grant.


All of the options listed above expire on the earlier of the date indicated in the option expiration date column or 15 months after termination of the recipient's employment, except in cases of death or disability. Options may be exercised to the extent they are vested. Upon termination of employment, all unvested options are forfeited, except in cases of death or disability, in which case the vesting is accelerated. Upon a merger in which we are not the surviving corporation, or liquidation or a sale of substantially all of our assets, outstanding options will become fully vested and exercisable and, to the extent not exercised, will terminate upon the effective date of such a transaction.

                     2007 Option Exercises and Stock Vested

                                               Option awards
                           --------------------------------------------------
           Name             Number of Shares      Value Realized on Exercise
                               Acquired on                  ($) (1)
                                 Exercise
                                    (#)
-------------------------- ------------------    ----------------------------
Ayden R. Lee, Jr.                   -                           -
-------------------------- ------------------    ----------------------------
Nancy S. Wise                       -                           -
-------------------------- ------------------    ----------------------------
Clifton L. Painter               5,638 (2)                   $83,451
-------------------------- ------------------    ----------------------------
W. Leon Hiatt, III                  -                           -
-------------------------- ------------------    ----------------------------
Jeff D. Pope                        -                           -
-------------------------- ------------------    ----------------------------

(1) The value realized is based upon the difference between the exercise price of the option and the fair market value of our common stock at the exercise date. The fair market value of our common stock is the purchase price, as determined by our board of directors, for purchases of our common stock at the end of the last completed fiscal quarter under our Dividend Reinvestment and Stock Purchase Plan. The dividend reinvestment purchase price is determined once each quarter by our board based on the most recent annual appraisal conducted by an independent appraisal firm, as adjusted for recent trading activity.
(2) On February 13, 2007, Mr. Painter exercised options to purchase a total of 5,638 shares of our common stock for an exercise price of $8.38. The fair market value of our common stock on February 13, 2007 was determined to be $23.18.

                              2007 Pension Benefits

                                         Number of Years Present Value of    Payments During
                                             Credited       Accumulated      Last Fiscal Year
       Name              Plan Name          Service (#)      Benefit ($)            ($)
       (a)                  (b)                 (c)             (d)                 (e)
------------------ ---------------------- --------------- ------------------ -----------------
Ayden R. Lee, Jr.  Supplemental Executive
                       Retirement Plan          N/A           $197,553               -
------------------ ---------------------- --------------- ------------------ -----------------

      The present value shown in the SERP in the table above is based on benefits earned as of December 31, 2007 under the terms of the SERP for Mr. Lee and was calculated using discount rate and mortality rate assumptions consistent with those used in our financial statements regarding the SERP. Our subsidiary, Four Oaks Bank & Trust Company, adopted the SERP, which provides that upon Mr. Lee's retirement from the bank, the bank will provide him with supplemental annual payments for the remainder of his life. The purpose of the SERP is to encourage Mr. Lee to remain as an employee of the bank and to reward him for contributing materially to the success of the bank. Under the SERP, the bank will be obligated to pay Mr. Lee an annual payment upon his retirement in an amount which, when added to Mr. Lee's 401(k) benefits (based on future estimated amounts) and social security benefits (based on future estimated amounts), will ensure Mr. Lee a total annual retirement benefit equal to seventy-five percent (75%) of his Average Annual Compensation (as defined in the SERP) on the date of his retirement. Depending upon Mr. Lee's age at retirement, the annual payment as a percentage of Mr. Lee's fully vested retirement benefit will vary (from fifty-eight percent (58%) of fully vested retirement benefit at age fifty-five
(55) to one hundred percent (100%) at age sixty-two (62)). The annual payments, which we are obligated to pay Mr. Lee each year after his retirement, are subject to certain limitations, including a maximum limit of fifty thousand dollars ($50,000) per year. In the event of a change of control (as defined in the SERP) of Four Oaks Fincorp, Inc. and termination of Mr. Lee's employment within twenty-four (24) months thereafter (for any reason, except termination by the bank for cause), Mr. Lee will be entitled to receive a lump sum cash payment equal to the actuarial equivalence of the greater of (i) the amount he would have been entitled to had he retired on such date or (ii) the amount of his pro rata fully vested benefit under the SERP as of such date.

      Pursuant to Mr. Lee's arrangement, if he continues in his position as previously stated and retires at the normal retirement age of 65, the estimated annual pension amount payable under the SERP, but prior to offsets and any deductions, if any, would be $232,724.

      Upon early retirement on or after Mr. Lee's early retirement age but prior to his normal retirement date, we shall pay Mr. Lee, in lieu of a normal retirement benefit, as an annual supplemental retirement benefit, a certain percentage of the normal retirement benefit under the SERP, to be determined as follows:


                                     Early Retirement Benefit as a
       Age of Retirement            Percentage of Normal Retirement
      ===================          =================================
               55                                  58%
               56                                  64%
               57                                  70%
               58                                  76%
               59                                  82%
               60                                  88%
               61                                  94%
           62 or older                            100%

            Potential Payments upon Termination or Change-in-Control

Severance Compensation Agreements

      As described in the "Compensation Discussion and Analysis" section above, we have severance compensation agreements with each named executive officer. Termination entitling each executive to the cash severance payment pursuant to these agreements includes: (i) a termination after a determination by the CEO or the board of the bank that the executive is no longer a key executive employee and termination of the severance compensation agreement and notice to the executive to this effect; (ii) termination in the event of illness or other disability incapacitating the executive from performing his or her duties for six (6) consecutive months as determined in good faith by the CEO, board of the bank or a committee of the board; or (iii) termination upon a change of control, unless such reason is for cause or because of the executive's disability or death. For purposes of these agreements, a "change in control" means one or more of the following occurrences:

o A corporation, person or group acting in concert as described in Section 14(d)(2) of the Exchange Act, holds or acquires beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of a number of shares of voting capital stock of the bank which constitutes either (i) more than fifty percent (50%) of the shares which voted in the election of directors of the bank at the shareholders' meeting immediately preceding such determination, or (ii) more than thirty-three percent (33%) of the bank's then outstanding shares entitled to vote.

o A merger or consolidation to which the bank is a party (other than a pro forma transaction for a purpose such as changing the state of incorporation or name of the Bank), if either (i) the bank is not the surviving corporation, or (ii) the directors of the bank immediately before the merger or consolidation constitute less than a majority of the board or the surviving corporation; provided, however, the occurrence described in clause (i) shall not constitute a change in control if the holders of the bank's voting capital stock immediately before the merger or consolidation have the same proportional ownership of voting capital stock of the surviving corporation immediately after the merger or consolidation.

o All or substantially all of the assets of the bank are sold, leased, or disposed of in one transaction or a series of related transactions.

o An agreement, plan, contract, or other arrangement is entered into providing for any occurrence which would constitute a change in control.

      Each agreement provides that if the executive's employment is terminated under one of the conditions specified above, he or she would be entitled to receive a lump-sum, cash severance payment based upon a multiple of his or her salary. In addition, for a period of time after the date of termination as set forth in each agreement, or unless and until the executive obtains other full-time employment, each executive shall be entitled to participate in all life insurance, health (medical and dental), accidental death and dismemberment and disability plans or programs in which the executive is entitled to participate immediately prior to the date of termination ("Benefits").

      The following table provides the payments that each named executive officer would have received in connection with such a severance termination as of December 31, 2007:



        Name          Multiple of  Lump Sum Payment   Value of    Total Value of
                         Salary                       Benefits       Payments
                                                         (1)
===================== ===========  ================  ==========   ==============
Ayden R. Lee, Jr.          2X          $ 500,492      $ 10,502       $ 510,994
--------------------- -----------  ----------------  ----------   --------------
Nancy S. Wise              2X          $ 266,810      $ 10,502       $ 277,312
--------------------- -----------  ----------------  ----------   --------------
Clifton L. Painter         2X          $ 295,778      $ 10,502       $ 306,280
--------------------- -----------  ----------------  ----------   --------------
W. Leon Hiatt, III (2)   1.5X          $ 199,263      $  7,876       $ 207,139
--------------------- -----------  ----------------  ----------   --------------
Jeff D. Pope               2X          $ 272,164      $ 10,502       $ 282,666
--------------------- -----------  ----------------  ----------   --------------

(1) The value of the Benefits is comprised of benefits from life insurance, accidental death and disability insurance, and health and dental insurance premiums paid by us in 2007 and calculated based on twenty-four (24) months of coverage for each of Mr. Lee, Ms. Wise, Mr. Painter and Mr. Pope and eighteen (18) months of coverage for Mr. Hiatt as per each of their severance compensation agreements.
(2) On February 22, 2008, the compensation committee approved an amended and restated severance agreement for Mr. Hiatt. Mr. Hiatt's previous severance arrangement provided that the cash severance payment described above would be equal one and one half (1.5) years' salary. In order to bring Mr. Hiatt's severance agreement in line with the severance agreements that we have with our other named executive officers, the compensation committee amended Mr. Hiatt's severance agreement to provide that Mr. Hiatt's severance payments under the agreement would be for two (2) years.

Non-Qualified Stock Option Plan

      Our Non-Qualified Stock Option Plan and the stock option agreements with each named executive officer provide the following:

o In the event of any termination of a named executive officer's employment that is either for cause or voluntary on the part of the officer and without our written consent, the options held by such officer immediately terminate.

o In the event that: (i) we are liquidated, (ii) we merge or consolidate with another entity and are not the surviving or resulting corporation (an "Acceleration Event"), or (iii) we sell all or substantially all of our assets, the vesting period accelerates for options held by all named executive officers and such options are treated as fully vested immediately prior to such Acceleration Event. The named executive officers then have the right to exercise the fully vested options before the effective date of the Acceleration Event and, to the extent not exercised before the effective date of the Acceleration Event, such options terminate.

o In the event that the named executive officer's employment shall otherwise terminate (except by reason of his death), such officer may exercise his or her options (to the extent vested) at any time within fifteen (15) months after such termination but not more than four years after the date of the option grant. In the event that a named executive officer shall die while employed by the company or within fifteen (15) months after the termination of employment, any legatee by will, personal representative or distribution of the options, may exercise the officer's options (to the extent vested) at any time within fifteen (15) months after his or her death but not more than four years after the date of the option grant.

      The table below sets forth the cash payment each named executive officer would have received as of December 31, 2007 for his or her unvested options, calculated based on the following assumptions: (i) an Acceleration Event occurred as of December 31, 2007, accelerating the vesting of each named executive officer's unvested options, (ii) each named executive officer fully exercised all such options immediately prior to the Acceleration Event for shares of our common stock, and (iii) each named executive officer sold or otherwise surrendered the resulting shares underlying such options for consideration in connection with the Acceleration Event in an amount equal to $15.75 per share, which was the closing price of our stock on Nasdaq on December 31, 2007.

                          Number of Shares of    Estimated Cash Payment Related
                               Common Stock      to Exercise of Unvested Options
                              Underlying of             in Connection with
       Name                 Unvested Options           an Acceleration Event
                           as of December 31,       as of December 31, 2007 (1)
                                  2007
===================       ===================   ================================
Ayden R. Lee, Jr.                 4,400                         -
-------------------       -------------------   --------------------------------
Nancy S. Wise                     2,200                         -
-------------------       -------------------   --------------------------------
Clifton L. Painter                2,310                         -
-------------------       -------------------   --------------------------------
W. Leon Hiatt, III                2,200                         -
-------------------       -------------------   --------------------------------
Jeff D. Pope                      2,200                         -
-------------------       -------------------   --------------------------------

(1) The resulting cash payment for each named executive officer would be zero because the aggregate exercise price of the unvested options as of December 31, 2007 exceeded the closing price of our stock on Nasdaq on the same date.

Cash Bonus Plan

      Neither our 2007 nor our 2008 Bonus Plans address the impact of termination of an employee for any reason on the applicable Bonus Plan.

SERP

      Pursuant to Mr. Lee's SERP in the event of a change of control of the company and termination of Mr. Lee's employment within twenty-four (24) months thereafter (for any reason, except termination by the bank for cause), Mr. Lee will be entitled to receive a lump sum cash payment equal to the actuarial equivalence of the greater of (i) the amount he would have been entitled to had he retired on such date or (ii) the amount of his pro rata fully vested benefit under the SERP as of such date. In connection with such a termination of Mr. Lee's employment as of December 31, 2007, he would have been entitled to a lump sum cash payment of $190,187 under the SERP.

Insurance

      Upon the death of an executive, he or she is entitled to the life and accidental death and dismemberment insurance proceeds available through our benefit plans, which as of December 31, 2007 was valued at $250,000 for Mr. Lee, Ms. Wise, Mr. Painter, Mr. Hiatt and Mr. Pope.

                           2007 Director Compensation

      We use a combination of cash and option awards to attract and retain qualified candidates to serve on our board of directors. In setting director compensation, we consider the significant amount of time directors expend in fulfilling their duties to us as well as the skill level required.

      Our non-management directors were paid fees of $1,225 per month in 2007. In addition, the non-management director chairman was paid $350 and the other non-management directors were were paid $300 for each board committee meeting they attended. During 2007, all of the non-management directors were paid a discretionary cash Christmas bonus of $200.

      The table below summarizes the compensation paid by us to non-management directors for the fiscal year ended December 31, 2007.

         Name             Fees Earned    Option      All Other     Total
          (1)              or Paid in    Awards    Compensation     ($)
                              Cash       ($) (2)      ($) (3)
                              ($)
======================    ===========   =========  ============  ==========
Paula Canaday Bowman        $ 16,200    $  1,853      $ 200       $ 18,253
----------------------    -----------   ---------  ------------  ----------
William J. Edwards          $ 22,150    $  1,853      $ 200      $  24,203
----------------------    -----------   ---------  ------------  ----------
Warren L. Grimes            $ 20,850    $  1,853      $ 200      $  22,903
----------------------    -----------   ---------  ------------  ----------
Percy Y. Lee                $ 18,900    $  1,853      $ 200      $  20,953
----------------------    -----------   ---------  ------------  ----------
Dr. R. Max Raynor, Jr.      $ 16,250    $  1,853      $ 200      $  18,303
----------------------    -----------   ---------  ------------  ----------
William Ashley Turner       $ 14,375    $  1,853      $ 200      $  16,428
----------------------    -----------   ---------  ------------  ----------
Michael A. Weeks            $ 22,500    $  1,853      $ 200      $  24,553
----------------------    -----------   ---------  ------------  ----------

(1) Ayden R. Lee, Jr., our Chairman, President, and Chief Executive Officer, is not included in the table as he is an employee and thus receives no additional compensation for his services as a director. The compensation received by Mr. Lee as our employee is shown in the Summary Compensation Table that appears earlier in this proxy statement.
(2) Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R), without regarding for adjustments for forfeiture assumptions, and thus includes amounts from awards granted in and prior to 2007. Assumptions used in the calculation of this amount for fiscal year ended December 31, 2006 and 2007 are included in Note A of our audited financial statements for the fiscal year ended December 31, 2007, included in our annual report on Form 10-K filed with the SEC on March 12, 2008. As of December 31, 2007, each director has the following number of options outstanding: Paula Canaday Bowman: 1,257; William J. Edwards: 1,901; Warren L. Grimes: 1,901; Percy Y. Lee: 1,257; Dr. R. Max Raynor, Jr.: 742; William Ashley Turner: 1,901, Michael A. Weeks: 742.
(3)   Reflects a discretionary cash bonus of $200 for each director.

Equity Compensation Plan Information

      We maintain a Nonqualified Stock Option Plan and an Employee Stock Purchase and Bonus Plan. Neither of these plans are required to be, or has been, approved by our shareholders. The following table sets forth aggregate information regarding our Nonqualified Stock Option Plan and Employee Stock Purchase and Bonus Plan in effect as of December 31, 2007:

                                             (a)                  (b)                   (c)
----------------------------------  ---------------------  -----------------   ---------------------
                                                                                Number of securities
                                                                                 Remaining available
                                                                                    for future
                                    Number of securities    Weighted-average   issuance under equity
                                      to be issued upon    exercise price of     compensation plans
          Plan Category                  exercise of           outstanding     (excluding securities
                                     outstanding options         options         reflected in column
                                                                                      (a)) (1)
==================================  =====================  =================   =====================
Equity compensation plans approved
 by security holders                          N/A                   N/A                  N/A
----------------------------------  ---------------------  -----------------   ---------------------
Equity compensation plans not
 approved by security holders               166,028              $ 16.20               517,438
----------------------------------  =====================  =================   =====================

----------------------------------  ---------------------  -----------------   ---------------------
Total                                       166,028              $ 16.20               517,438
----------------------------------  =====================  =================   =====================

(1) Includes shares of our common stock remaining available for future issuance under the following compensation plans in the amounts indicated as of December 31, 2007: Nonqualified Stock Option Plan -- 419,271 shares; and Employee Stock Purchase and Bonus Plan -- 98,167 shares.

Nonqualified Stock Option Plan

      The Nonqualified Stock Option Plan (the "Option Plan") provides for grants of nonqualified stock options to officers and directors of our company and its subsidiaries. The Option Plan is administered by the compensation committee of our board of directors, which has broad discretionary authority to administer the Option Plan. The board of directors may amend or terminate the Option Plan at any time, but no amendment or termination of the Option Plan may adversely affect the rights of optionees under prior awards without the optionees' approval.

      The Option Plan provides that the exercise price and number of shares subject to outstanding options will be appropriately adjusted upon a stock split, stock dividend, recapitalization, combination, consolidation, or similar transaction involving a change in our capitalization. Upon a merger in which we are not the surviving corporation, or a liquidation or a sale of substantially all of our assets, outstanding options will become fully vested and exercisable and, to the extent not exercised, will terminate upon the effective date of such a transaction.

      As of March 3, 2008, 1,342,773 shares had been reserved for issuance under the Option Plan. As of March 3, 2008, there were 175,703 outstanding stock options, and 366,946 shares remained available for future grants. During 2007, options to purchase 41,140 shares of our common stock were granted at an average exercise price of $24.41 per share.

Employee Stock Purchase and Bonus Plan

      The Employee Stock Purchase and Bonus Plan (the "Purchase Plan") is a voluntary plan that enables full-time employees of our company and its subsidiaries to purchase shares of our common stock. The Purchase Plan is administered by the compensation committee of our board of directors, which has broad discretionary authority to administer the Purchase Plan. The board of directors may amend or terminate the Purchase Plan at any time. The Purchase Plan is not intended to be qualified as an employee stock purchase plan under
Section 423 of the Internal Revenue Code of 1986, as amended.

      Once a year, participants in the Purchase Plan may purchase our common stock at fair market value equal to five percent (5%) of their compensation, up to $1,000. We match in cash fifty percent (50%) of the amount of each participant's purchase, up to $500. After we withhold for income and employment taxes, participants use the balance of our matching grant to purchase shares of our common stock.

      The Purchase Plan will terminate upon a merger in which we are not the surviving corporation, or a liquidation or a sale of substantially all of our assets. The Purchase Plan provides that the number of shares reserved for issuance thereunder will be appropriately adjusted upon a stock split, stock dividend, recapitalization, combination, consolidation, or similar transaction involving a change in our capitalization.

      As of March 3, 2008, 268,555 shares of our common stock had been reserved for issuance under the Purchase Plan, and 170,388 shares had been purchased. During 2007, 5,785 shares were purchased under the Purchase Plan.

Certain Transactions

      Certain of our directors and executive officers are customers of, and borrowers from, Four Oaks Bank & Trust Company in the ordinary course of business. From January 1, 2007 to December 31, 2007, loans outstanding to our directors and executive officers and their associates as a group amounted to a maximum of approximately $6,946,000 or 12.71% of the equity capital of the bank. All outstanding loans and commitments included in such transactions are made substantially on the same terms, including rate and collateral, as those prevailing at the time in comparable transactions with other customers. In the opinion of management, these loans do not involve more than normal risk of collectibility or contain other unfavorable features.

      We had no transactions with related persons in 2007 required to be disclosed under Item 404(a) of Regulation S-K of the Exchange Act, and there are no such transactions currently proposed for 2008. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate upon full disclosure of the transaction, following review and approval by the audit committee to ensure there is a legitimate business reason for the transaction and that the terms of the transaction are no less favorable to us than could be obtained from an unrelated person. Therefore, our board of directors has adopted the Policy and Procedures with Respect to Related Person Transactions, which is implemented through the audit committee and is designed to regularly monitor the appropriateness of any significant transactions with related persons. The policy applies to any transaction required to be disclosed under Item 404(a) of Regulation S-K in which (i) we are a participant, (ii) any related person (as defined in Item 404(a) of Regulation S-K) has a direct or indirect material interest and (iii) the amount involved exceeds $120,000. Our policy requires notification to our corporate secretary prior the consummation of any related person transaction regardless of whether the related person has a material interest, describing the related person's interest in the transaction, the material facts of the transaction, the benefits to us of the transaction, the availability of other sources of comparable products or services, and an assessment of whether the transaction is on terms that are comparable to the terms available to an unrelated third party or employees generally. The corporate secretary then evaluates the proposed transaction and, if she determines that it is a related person transaction, submits the transaction to the audit committee for approval. The audit committee considers all of the relevant facts and circumstances available to it including (if applicable) but not limited to:

o    The benefits to us.

o The impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer.

o    The availability of other sources for comparable products or services.

o    The terms of the transaction.

o    The terms available to unrelated third parties or to employees generally.

      No member of the audit committee shall participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. The audit committee approves only those related person transactions that are in, or are consistent with, the best interests of the company and our shareholders, as the audit committee determines in good faith. If the transaction has already been consummated, the audit committee will undergo the same analysis as it does with a proposed transaction, and, if it determines that the consummated transaction is a related person transaction, it will evaluate whether the consummated related person transaction should be ratified, amended, terminated or rescinded and whether any disciplinary action is appropriate.



Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors, and persons who own more than ten percent (10%) of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and ten percent (10%) shareholders are required by SEC regulations to furnish us with copies of all
Section 16(a) reports they file. Based solely on a review of the report forms that were filed with the Securities and Exchange Commission, we believe that during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to our officers, directors, and ten percent (10%) shareholders were satisfied, except that Mr. Percy Lee failed to timely file a Form 4 for shares that he purchased on August 22, 2007.

                                 Proposal No. 2

               APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION
                  TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

      Our board of directors has unanimously approved and voted to recommend to our shareholders for their approval an amendment to our company's articles of incorporation to increase the aggregate number of shares of common stock that we are authorized to issue from 10,000,000 shares to 20,000,000 shares. The text of the proposed amendment is attached to this Proxy Statement as Appendix A and is incorporated herein by reference, and the description set forth herein is qualified in its entirety by reference to the text of the proposed amendment.

Vote Requirement

      Amendments to our company's articles of incorporation may be adopted only by the: (i) affirmative vote of the holders of at least eighty percent (80%) of our capital stock issued and outstanding and entitled to vote thereon; or (ii) affirmative vote of the holders of at least a majority of our capital stock issued and outstanding and entitled to vote thereon where the proposed amendment was approved by an affirmative vote of a majority of disinterested members of the board of directors.

      Since our board of directors has unanimously approved and voted to recommend to our shareholders for their approval the proposed amendment, approval of Proposal No. 2 requires the affirmative vote of the holders of at least a majority of our common stock issued and outstanding and entitled to vote at the Annual Meeting.

      Shares voted for Proposal No. 2 and shares represented by returned proxy cards that do not contain instructions to vote against Proposal No. 2 or to abstain from voting will be counted as shares cast for Proposal No. 2. Shares will be counted as cast against Proposal No. 2 if the shares are voted either against Proposal No. 2 or to abstain from voting. Broker non-votes will not change the number of votes cast for or against Proposal No. 2, but will be treated as shares present or represented at the Annual Meeting.

Background and Reasons

      Our company's articles of incorporation currently authorize the issuance of up to 10,000,000 shares of capital stock. As of the close of business on March 3, 2008, there were 6,207,191 shares of common stock issued and outstanding, leaving a balance of 3,792,809 shares that are authorized and unissued. Of the 3,792,809 shares of authorized and unissued common stock, 1,611,328 are reserved for issuance pursuant to our Nonqualified Stock Option Plan and Employee Stock Purchase and Bonus Plan. The reserved shares consist of 1,342,773 shares reserved for issuance under outstanding options under our Nonqualified Stock Option Plan and 268,555 reserved for issuance under our Employee Stock Purchase and Bonus Plan.

      If the proposed amendment to the articles of incorporation is approved by the shareholders, upon its effectiveness our company will have a total of 20,000,000 authorized shares of common stock, with 6,207,191 shares issued and outstanding (as of March 3, 2008) and 1,611,328 shares reserved for issuance, leaving a balance of 12,181,481 shares authorized and unissued and not reserved for any specific purpose. The rights and terms of our common stock will not be changed in any way by the proposed amendment, and the additional shares of common stock, if authorized, would have the same rights and privileges as the shares of common stock currently outstanding.

      The board of directors believes that it is in our company's best interests to increase the number of authorized shares of common stock to make additional shares available for issuance to meet our future business needs. The increased shares would enable our company to fund future awards under its equity compensation and purchase plans without requiring the repurchase of shares by our company, and the increase in shares not reserved for any specific purpose would give our company flexibility to meet other business needs as they arise in the future.

      Management has no present arrangements, agreements, understandings or plans for the issuance of the additional shares of common stock proposed to be authorized by the amendment to our articles of incorporation. The board of directors believes the availability of such shares will benefit our company by providing flexibility to issue stock for a variety of proper corporate purposes as the board of directors may deem advisable without further action by our shareholders, except as may be required by law, regulation or rule. These purposes could include, among other things, the sale of stock for capital raising purposes, the purchase of property, the acquisition or merger into our company of other companies, the use of additional shares for our company's equity compensation and purchase plans, the declaration of stock splits, stock dividends or distributions and other bona fide corporate purposes.

      Were these situations to arise, the issuance of additional shares of stock could have a dilutive effect on earnings per share, and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a shareholder's percentage voting power in our company. Holders of our common stock do not have preemptive rights to subscribe for additional securities that may be issued by our company, which means that current shareholders do not have a prior right to purchase any new issue of stock of our company in order to maintain their proportionate ownership interest.

Dividend Rights

      Each share of company common stock is entitled to participate equally in dividends if, as and when declared by the board of directors out of funds legally available for the payment of such dividends.

Voting Rights

      Except as otherwise provided by law, each holder of company common stock has one vote per share upon all matters voted upon by shareholders. With respect to the election of directors, cumulative voting is not available to company shareholders.

Anti-Takeover Effects

      Although an increase in the authorized shares of common stock could, under certain circumstances, have an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for the combination of our company with another company), the current proposal to amend the articles of incorporation is not in response to any effort to accumulate our stock or to obtain control of our company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

      The proposed increase in the number of authorized shares of common stock is not intended for anti-takeover purposes. Management is not currently aware of any actions taken by any person or group to obtain control of our company or to change our management. In addition, there have been no proposals to our management or our board of directors our acquisition or the purchase of our securities or assets, and the proposal is not part of any plan by management to recommend a series of similar amendments to the board of directors and the shareholders. The board of directors does not currently contemplate recommending the adoption of any other amendments to the articles of incorporation that could be construed to affect the ability of third parties to take over or change control of our company.

      There are other provisions of the articles of incorporation, our Bylaws and the Nonqualified Stock Option Plan (the "Option Plan") that could have an anti-takeover effect, including: (i) the authority of the board of directors under the present articles of incorporation to issue up to a maximum of approximately 3,792,809 shares of common stock presently available (if the shareholders approve Proposal No. 2, the board of directors will have authority to issue up to a maximum of approximately 13,792,809 shares); (ii) the supermajority vote requirements and fair price provisions applicable in connection with certain "business combinations" in the articles of incorporation that are described more fully below; (iii) the supermajority vote requirements to amend the articles of incorporation (see above under "Vote Requirement");
(iv) under the Bylaws, a special meeting of shareholders may only be called by the chief executive officer, president, secretary, the board of directors or pursuant to the written request of a shareholder who owns at least twenty-five percent (25%) of all shares entitled to vote; and (v) under the Option Plan, upon a merger in which we are not the surviving corporation, or a liquidation or a sale of substantially all of our assets, outstanding options will become fully vested and exercisable and, to the extent not exercised, will terminate upon the effective date of such a transaction.

Supermajority Vote Provisions - Business Combinations

      Under the supermajority vote provision in the articles of incorporation, certain plans of merger or consolidation of us with or into any other corporation, or the sale, lease or exchange or other disposition of all or substantially all of our assets to or with any other corporation, person or entity, must be approved by an affirmative vote of:

      (i) the shareholders holding at least a majority of our shares issued and outstanding and entitled to vote thereon, provided that such plan has received the prior approval of at least eighty percent (80%) of the full board of directors before such plan is submitted for approval to the shareholders; or

      (ii) the shareholders holding at least eighty percent (80%) of our shares issued and outstanding and entitled to vote thereon provided that such plan has not received the prior approval of at least eighty percent (80%) of the full board of directors, but has received the prior approval of a majority of a quorum of the board of directors.

      Fair Price Provisions

      The fair price provision of the articles of incorporation applies to business combinations, which includes mergers, consolidations, sales of assets or securities, recapitalizations and similar transactions involving us that have not received the approval of eighty percent (80%) of the full board of directors and only to shareholders who vote against such business combinations and who then elect to sell their shares to us for cash at the minimum or fair price.

      Under the fair price provision, the consideration for such shares must be paid in cash by us, and the price per share must be at least equal to the greater of:

      (i) the highest price per share paid for our common stock during the four years immediately preceding the vote by any five percent (5%) shareholder who votes in favor of the business combination;

      (ii) the cash value of the highest price per share previously offered pursuant to a tender offer to shareholders within four years immediately preceding the vote;

      (iii) the aggregate earnings per share of our common stock during the four fiscal quarters immediately preceding the vote multiplied by the highest price/earnings ratio of our common stock at any time during the four fiscal quarters or up to the day the vote occurs;

      (iv) the highest price per share, including commissions and fees paid by a control person in acquiring any of its holdings of our common stock; or

      (v) the fair value per share of our common stock of the minority shareholders as determined by an investment banking or appraisal firm chosen by a majority of the members of the board of directors voting against the business combination, such fair value not taking into consideration that the shares are held by a minority of the shareholders.

Option Plan

      The Option Plan provides for grants of nonqualified stock options to officers and directors and our subsidiaries. Upon a merger in which we are not the surviving corporation, or a liquidation or a sale of substantially all of our assets, outstanding options will become fully vested and exercisable and, to the extent not exercised, will terminate upon the effective date of such a transaction.

Anti-Takeover Effect

      The supermajority vote and the fair price provisions of the articles of incorporation and the acceleration of vesting provisions of the Option Plan may have certain anti-takeover effects, including that of making us a less attractive target for a "hostile" takeover bid or rendering more difficult or discouraging a merger proposal or the assumption of control through the acquisition of a large block of our common stock.

      The board of directors believes that the fair price provision may encourage companies interested in acquiring us to negotiate in advance with the board of directors since, if eighty percent (80%) of the full board of directors approves certain business combinations, the minimum price and higher voting requirements of the fair price provision would be avoided.

      The requirement of a supermajority of shareholders to amend our articles of incorporation and approve certain business transactions may have anti-takeover effects by allowing a minority of our shareholders to prevent a transaction favored by the majority of shareholders. Also, in some circumstances, the board of directors could cause an eighty percent (80%) vote to be required to approve a transaction, thereby enabling management to retain control over our affairs and their positions with us.

      The primary purpose of the supermajority vote requirements and fair price provisions, however, is to encourage negotiations with our management by groups or corporations interested in acquiring control of us and to reduce the danger of a forced merger or sale of assets.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

                             Audit Firm Fee Summary


      During the fiscal years ended December 31, 2007 and 2006, we retained our independent accountant, Dixon Hughes PLLC, to provide services in the following categories and amounts:


                                  2007                     2006
------------------------ ----------------------   -----------------------
                              $        %(1)            $         %(1)
------------------------ =========== ==========   ==========   ==========
Audit Fees(2)             $ 147,481               $ 175,267
------------------------ ----------- ----------   ----------   ----------
Audit-Related Fees(3)        15,724      0%          57,330        0%
------------------------ ----------- ----------   ----------   ----------
Tax Fees(4)                   8,400      0%          11,851        0%
------------------------ ----------- ----------   ----------   ----------
All Other Fees(5)                 -      0%          15,880        0%
------------------------ ----------- ----------   ----------   ----------

------------------------ ----------- ----------   ----------   ----------
TOTAL                     $ 171,605               $ 260,328
------------------------ =========== ----------   ==========   ----------

(1) Percentage of the services (if any) for which pre-approval was waived by the audit committee with respect to audit-related fees, tax fees and all other fees.
(2) "Audit Fees" are fees for professional services billed or expected to be billed by Dixon Hughes PLLC for the audit of our annual financial statements, for the reviews of quarterly reports on Form 10-Q, for the internal controls attestation under Section 404 of the Sarbanes-Oxley Act of 2002, and for services provided in connection with statutory and regulatory filings or engagements.
(3) "Audit-Related Fees" are fees billed for assurance and related services performed by Dixon Hughes PLLC that are reasonably related to the performance of the audit or review of our financial statements, and are not reported above under "Audit Fees". These services include: accounting and reporting consultations, SFAS 159 consultation, life insurance consultation, and employee benefit plan audits.
(4) "Tax Fees" are fees billed for professional services performed by Dixon Hughes PLLC with respect to tax compliance, tax advice, and tax planning.
(5) "All Other Fees" are fees billed for other permissible work performed by Dixon Hughes PLLC that does not meet the above category descriptions.

      Our audit committee has considered the compatibility of the non-audit services performed by and fees paid to Dixon Hughes PLLC in fiscal year 2007 and fiscal year 2006 and determined that such services and fees were compatible with the independence of the public accountants. During fiscal year 2007, Dixon Hughes PLLC did not utilize any personnel in connection with the audit other than its full-time, permanent employees.

      The audit committee of the Board of Directors has appointed Dixon Hughes PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2008. A representative of Dixon Hughes PLLC is expected to be present at the Annual Meeting and will be available to respond to appropriate questions and afforded an opportunity to make a statement.

      Policy for Approval of Audit and Non-Audit Services. Before we engage an accountant for any audit or permissible non-audit service, we are required to obtain the approval of our audit committee. In determining whether to approve a particular audit or permitted non-audit service, our audit committee considers, among other things, whether such service is consistent with maintaining the independence of the independent public accountant. Our audit committee also considers whether the independent accountant is best positioned to provide the most effective and efficient services to us and whether the service might by expected to enhance our ability to manage or control risk or improve audit quality. All audit fees, audit-related fees, tax fees, and all other fees for 2007 and 2006 were pre-approved by the audit committee.

Comparison of Cumulative Total Return

      The following graph compares the cumulative total shareholder return on our common stock over the five-year period ended December 31, 2007, with the cumulative total return for the same period on the Nasdaq Composite Index, the SNL South OTC-BB and Pink Banks Index and the SNL Bank Pink $100M-$500M Index. The graph assumes that at the beginning of the period indicated $100 was invested in our common stock and the stock of the companies comprising the Nasdaq Composite Index, the SNL South OTC-BB and Pink Banks Index and the SNL Bank Pink $100M-$500M Index, and that all dividends, if any, were reinvested.

                             [SEE SUPPLEMENTAL PDF]

                                                          Period Ending
                                   ----------------------------------------------------------
Index                              12/31/02  12/31/03  12/31/04  12/31/05  12/31/06  12/31/07
---------------------------------------------------------------------------------------------
Four Oaks Fincorp, Inc.             100.00    113.81    151.57    197.46    295.37    194.21
NASDAQ Composite                    100.00    150.01    162.89    165.13    180.85    198.60
SNL South OTC-BB and Pink Banks
Index                               100.00    133.88    156.22    178.93    208.63    178.86
SNL Bank Pink $100M-$500M Index     100.00    135.83    164.17    182.32    199.57    178.22

                             ADDITIONAL INFORMATION

      A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, including the financial statements and schedules thereto, as filed with the SEC (without exhibits) will be furnished on written request and by first class mail or other equally prompt means within one business day of receipt of such request, without charge to any of our shareholders. Such requests should be addressed to Wanda J. Blow, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524 ((919) 963-2177).

                SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

      Any proposals that shareholders intend to present for a vote of shareholders at the 2009 Annual Meeting of Shareholders, and that such shareholders desire to have included in our proxy statement and form of proxy relating to that meeting, must be sent to our principal executive office, marked to the attention of Ayden R. Lee, Jr., and received at such office on or before __________, 2008 (120 calendar days prior to the anniversary of the date of this proxy statement). Proposals received after ____________, 2008 will not be considered for inclusion in our proxy materials for our 2009 annual meeting. A determination as to whether we will oppose inclusion of any proposal in our proxy statement and form of proxy will be made on a case-by-case basis in accordance with our judgment and the rules and regulations promulgated by the SEC.

      In addition, if a shareholder intends to present a matter for a vote at the 2009 annual meeting, other than by submitting a proposal for inclusion in our proxy statement for that meeting, the shareholder must give timely notice in accordance with SEC rules. To be timely, a shareholder's notice must be sent to our principal executive office, marked to the attention of Ayden R. Lee, Jr., and received at such office on or before _________, 2009 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). Such notice should set forth: (i) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; and
(ii) the name and record address of the shareholder, the class and number of shares of our capital stock that is beneficially owned by the shareholder, and any material interest of the shareholder in such business. For notices that are not timely filed, we retain discretion to vote proxies we receive. For notices that are timely filed, we retain discretion to vote proxies we receive provided:
(a) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion; and (b) the proponent fails to
(x) provide us with a written statement, on or before __________, 2009, that the proponent intends to deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry the proposal, (y) include the same statement in its proxy materials filed with the SEC, and (z) immediately after soliciting the percentage of shareholders required to carry the proposal, provide us with a statement from any solicitor, or other person with knowledge, that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of shares.

                     OTHER MATTERS; DISCRETIONARY AUTHORITY

      As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the annual meeting: (i) matters for which we did not receive timely notice; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is named in this proxy statement and such nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Rule 14a-8 or Rule 14a-9 under the Securities Exchange Act of 1934, as amended; and (v) matters incidental to the conduct of the annual meeting. If any such matters come before the annual meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

      All shareholders are encouraged to sign, date, and return their proxy submitted with this proxy statement as soon as possible in the envelope provided. If a shareholder attends the annual meeting, then he or she may revoke his or her proxy and vote in person.


                                          By Order of the board of directors
                                          ____  __, 2008
                                          Ayden R. Lee, Jr.
                                          Chairman, Chief Executive Officer,
                                          and President

                                   Appendix A
                                   ----------

                            Articles of Amendment to
                          Articles of Incorporation of
                             Four Oaks Fincorp, Inc

        Pursuant to Section 55-10-06 of the North Carolina Business Corporation Act, the undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.   The name of the corporation is Four Oaks Fincorp, Inc.

2. The Articles of Incorporation of the corporation are hereby amended as follows:

        Article III of the Articles of Incorporation is hereby deleted in its entirety and is replaced with the following Article III:

"3. The corporation shall have the authority to issue twenty million (20,000,000) shares of capital stock with a par value of One Dollar ($1.00) per share."

3. The foregoing amendment was approved by, and proposed and recommended to the corporation's shareholders by, the Board of Directors on January 28, 2008, and approved by the shareholders on April ____, 2008, in accordance with the provisions of Chapter 55 of the North Carolina General Statutes.

4.   These Articles of Amendment will become effective upon filing.

IN WITNESS WHEREOF, I have hereunto set my hand this __ day of ______, 2008.



                                       FOUR OAKS FINCORP, INC.

                                       By:
                                          --------------------------------------
                                           Ayden R. Lee, Jr.
                                           Chairman, Chief Executive Officer,
                                           and President

                                   Appendix B
                                   ----------

                                 REVOCABLE PROXY
                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                        DIRECTORS FOUR OAKS FINCORP, INC.
                  FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS.

         The undersigned hereby appoints Ayden R. Lee, Jr. and Dr. R. Max Raynor, Jr. as proxies, each with the full power of substitution to represent the undersigned and to vote all of the shares of stock in Four Oaks Fincorp, Inc. which the under-signed is entitled to vote at the Annual Meeting of Shareholders of said Company to be held in the cafeteria of Four Oaks Elementary School, located at 180 W. Hatcher Street, Four Oaks, North Carolina on __________, April _____, 2008 at ______ [a.m.][p.m.], and any adjournments thereof (1) as hereinafter specified upon the proposals listed below as more particularly described in the Company's proxy statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournments thereof. In order to vote for the proposals, place an X in the appropriate box provided on the reverse side. The Board recommends a vote "FOR" the proposals listed on the reverse side.



PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

       (Continued, and to be marked, dated and signed, on the other side)


                              FOLD AND DETACH HERE
 -------------------------------------------------------------------------------


           FOUR OAKS FINCORP, INC. -- ANNUAL MEETING, APRIL ___, 2008

                             YOUR VOTE IS IMPORTANT!



                       https://www. proxyvotenow.com/fofn


                       You can vote in one of three ways:

1. Call toll free 1-866-265-2185 on a Touch-Tone Phone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       or
                                       --

2. Via the Internet at https://www.proxyvotenow.com/fofn and follow the instructions.

                                       or
                                       --

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.


PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS



                                 Revocable Proxy
                             FOUR OAKS FINCORP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                APRIL ____, 2008


1.   To elect the following nominees as directors of a one year term

        [] For [] Withhold All [] For All Except

    Nominees:
    (01) Ayden R. Lee, Jr.
    (02) William J. Edwards
    (03) Paula Canaday Bowman
    (04) Dr. R. Max Raynor, Jr.
    (05) Percy Y. Lee
    (06) Warren L. Grimes
    (07) William Ashley Turner
    (08) Michael A. Weeks

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) WRITE THAT NOMINEE(S) NAME ON THE LINE PROVIDED BELOW.

------------------------------------------------------


2. To amend the Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 shares to 20,000,000 shares.

[_]    FOR the amendment.

[_]    AGAINST the amendment

[_]    WITHHOLD AUTHORITY to vote for the  amendment.



THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

NOTE: Please sign your name exactly as it appears on this card. When signing for a corporation or partnership, or as agent, attorney, trustee, executor, administrator, or guardian, please indicate the capacity in which you are signing. In the case of joint tenants, each joint owner must sign.

Please be sure to date and sign
this instruction card in the box below.         Date __________________

                -----------------------------------------------
                             Stockholder sign above



***IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW ***

--------------------------------------------------------------------------------

                 FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

--------------------------------------------------------------------------------
                            PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to _____ [a.m.][p.m.], April____, 2008. It is not necessary to return this proxy if you vote by telephone or Internet.
--------------------------------------------------------------------------------

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to _____
     [a.m.][p.m.], April____, 2008: 1-866-265-2185

--------------------------------------------------------------------------------

Vote by Internet

     anytime prior to_____ [a.m.][p.m.], April____, 2008, go to https://www.proxyvotenow.com/fofn

--------------------------------------------------------------------------------


Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.


                         Your vote is important!        Contol Number _______